Exhibit 99.5

STOCK ORDER AND CERTIFICATION FORM

SEND OVERNIGHT PACKAGES TO: Sterne, Agee & Leach, Inc. MW Bancorp Processing Center 1 North Wacker Drive, Suite 3500 Chicago, IL 60606

Deadline: The Subscription Offering ends at 12:00 p.m., Eastern Time, on ____________________, 2014. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided or by hand delivery to the Bank’s offices at 2110 Beechmont Avenue, Cincinnati, Ohio. Faxes or copies of this form may not be accepted. MW Bancorp, Inc. reserves the right to accept or reject improper order forms.
PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1) Number of Shares		(2) Total Amount Due
THE MINIMUM PURCHASE IS 25 SHARES ($250). No person may purchase more than 10,000 shares ($100,000). Also, no person together with an associate or group of persons acting in concert may purchase more than 25,000 shares ($250,000).

	Price Per Share	$
X $10.00 =

(3a) Method of Payment – Check or Money Order		(4) Purchaser Priority
Enclosed is a personal check, bank check or money order made	$	Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8:
payable to MW Bancorp, Inc. in the amount of: Checks will be cashed upon receipt.		a.	☐	Eligible Account Holder – Check here if you were a depositor with aggregate account balances of at least $50 on deposit with Mt. Washington Savings Bank as of the close of business on June 30, 2013. Enter information in Section 9 for all deposit accounts that you had at Mt. Washington Savings Bank on this date.
(3b) Method of Payment – Certificate or Savings Account Withdrawal ONLY

The undersigned authorizes withdrawal from Mt. Washington Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. Mt. Washington Savings Bank IRAs or accounts with check-writing privileges may NOT be listed for direct withdrawal below.
		b.	☐
Supplemental Eligible Account Holder – Check here if you were a depositor with aggregate account balances of at least $50 on deposit with Mt. Washington Savings Bank as of the close of business on September 30, 2014, but were not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at Mt. Washington Savings Bank as of this date.

Account Number(s)	Withdrawal Amount(s)	c.	☐
Other Depositor – Check here if you were a depositor of Mt. Washington Savings Bank as of ___________, 2014 who was not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder priorities. Enter information in Section 9 for all accounts that you had at Mt. Washington Savings Bank as of this date.

$
$
	$	d.	☐	Local Community – Check here if none of the above priorities apply to you and you are a resident of Hamilton or Clermont Counties, Ohio.
Total Withdrawal Amount	$
		e.	☐	General Public – Check here if none of the above priorities apply to you.

(5) Check if you (or a household family member) are a: ☐ Director or Officer of Mt. Washington Savings Bank or MW Bancorp, Inc. Employee of Mt. Washington Savings Bank or MW Bancorp, Inc.

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. See Item 1 of the Stock Order Form Instructions.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you (defined on reverse side), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8) Stock Registration: Please PRINT legibly and fill out completely: The stock ownership statement and all correspondence related to this stock order will be mailed to the address provided below. See Stock Order Form Instructions for further guidance.
☐	Individual	☐	Tenants in Common	☐	Uniform Transfers to Minors Act	☐	Partnership

☐	Joint Tenants	☐	Individual Retirement Account	☐	Corporation	☐	Trust – Under Agreement Dated

Name				SS# or Tax ID
Name				SS# or Tax ID
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you have or had with Mt. Washington Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. Failure to list all of your accounts may result in the loss of part or all of your subscription rights if the offering is oversubscribed.

NAMES ON ACCOUNTS	ACCOUNT NUMBERS

(10) Acknowledgement, Certification and Signature: I understand that to be valid, this form, properly completed, together with full payment or withdrawal authorization, must be received by MW Bancorp, Inc. no later than 12:00 p.m., Eastern Time, on ________________, 2014 otherwise this form and all of my subscription rights will be void. (Continued on reverse)

*** ORDER NOT VALID UNLESS SIGNED ***
ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL

Signature	Date	Signature	Date

Internal Use Only: Date Rec’d _____/_____ Check# _____________ $________________ Check#_____________$________________ Batch# __________Order # ________Priority_______

(7) Associates/Acting in Concert (continued from front side of Stock Order Form)

Associate – The term “associate” of a person means:
1)
any corporation or organization, other than MW Bancorp Inc., Mt. Washington Savings Bank or a majority-owned subsidiary of the Bank, of which the person is a senior officer, partner or 10% or greater beneficial stockholder;

2)
any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity; excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

3)	any blood or marriage relative of the person, who either resides with the person or who is a director or officer of Mt. Washington Savings Bank or MW Bancorp, Inc.
Acting in Concert – The term “acting in concert” means:
1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
2)
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more information on purchase limitations and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgement, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by MW Bancorp, Inc., this Stock Order and Certification Form may not be modified or cancelled without MW Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $250,000 for any individual, together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined as set forth in the Plan of Conversion and the Prospectus dated [date].

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, AND ARE NOT GUARANTEED BY MW BANCORP, INC., MT. WASHINGTON SAVINGS BANK, OR THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Stock Information Center at ___________________. I further certify that, before purchasing the common stock of MW Bancorp, Inc., I received the Prospectus dated [date] and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page [TBD, page 17], which risks include but are not limited to the following:

1) We incurred significant operating losses during the past several years and may not achieve profitability by implementing our business strategies. 2) We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services. 3) A portion of our one- to four-family residential mortgage loans is comprised of subprime loans, which have higher delinquency rates and charge-offs than the remainder of our residential loan portfolio. 4) A portion of our one- to four-family residential mortgage loans is comprised of non-owner occupied properties which increases the credit risk on this portion of our loan portfolio. 5) A portion of our loans are commercial real estate and multi-family loans and construction loans, which carry greater credit risk than loans secured by owner occupied one- to four-family real estate. We intend to increase our focus on commercial real estate and multi-family loans and construction loans, and to begin making commercial business loans which also carry greater credit risk. 6) Our provision for loan losses and net loan charge-offs have increased significantly in recent years, and we may be required to make further increases in our provision for loan losses and to charge-off additional loans in the future, which could adversely affect our results of operations. If our allowance for loan losses is not sufficient to cover actual loan losses, we may be required to make additional provisions for loan losses, which would cause our earnings to decrease. 7) If our nonperforming assets increase, our earnings will be adversely affected.8) We had material weaknesses in our internal control over financial reporting during our fiscal year 2013 and 2014, which could affect our ability to provide accurate financial statements. 9) We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations. 10) If our real estate owned is not properly valued or if our allowance for loan losses is insufficient, our earnings could be reduced. 11) We have a significant amount of net operating losses that we may not be able to utilize. 12) Impairment of our deferred tax assets could require charges to earnings, which could result in a negative impact on our results of operations. 13) Future changes in interest rates could reduce our profits and asset values. 14) Historically low interest rates may adversely affect our net interest income and profitability. 15) Income from secondary mortgage market operations is volatile, and we may incur losses or charges with respect to our secondary mortgage market operations which would negatively affect our earnings. 16) Liquidity risk could impair our ability to fund operations and jeopardize our financial condition, growth and prospects. 17) Our small size makes it more difficult for us to compete. 18) Strong competition within our market areas may limit our growth and profitability. 19) Government responses to economic conditions may adversely affect our operations, financial condition and earnings. 20) The short-term and long-term impact of the changing regulatory capital requirements and new capital rules is uncertain. 21) Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings. 22) The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses. 23) We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations. 24) Changes in accounting standards could affect reported earnings. 25) Future legislative or regulatory actions responding to perceived financial and market problems could impair our rights against borrowers. 26) We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance. 27) The future price of our common stock may be less than the purchase price in the stock offering. 28) You may not receive dividends on our common stock. 29) There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock. 30) You may not be able to sell your shares of common stock until you have received a statement of ownership, which will affect your ability to take advantage of changes in the stock price immediately following the offering. 31) The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock. 32) Our stock-based benefit plans will increase our costs, which will reduce our income. 33) The implementation of stock-based benefit plans will dilute your ownership interest. 34) We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs and the dilution to other shareholders. 35) We have entered into an employment agreement and change in control agreements with certain of our officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us. 36) We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock. 37) Certain provisions of our articles of incorporation and bylaws, and state and federal law could prevent or impede the ability of stockholders to obtain representation on our board of directors, and may discourage hostile acquisitions of control of MW Bancorp, Inc., which could negatively affect our stock value. 38) A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans. 39) Our stock value may be negatively affected by federal regulations that restrict takeovers. 40) We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors. 41) We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies.

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

MW Bancorp, Inc. Stock Order Form Instructions Stock Information Center:

Stock Order Form Instructions – All orders are subject to the provisions of the stock offering as described in the prospectus.
Item 1 and 2 – Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares of common stock you may order is 25 shares.  The maximum number of shares of common stock that can be ordered by any person in the offering, or persons exercising subscription rights through a single qualifying account held jointly, is 10,000 shares ($100,000), and no person together with an associate or group of persons acting in concert may purchase more than 25,000 shares ($250,000) in the offering.  For additional information, see “The Conversion and Offering – Limitations on Common Stock Purchases” in the Prospectus dated [Date].

Item 3a – Payment for shares may be made by check, bank draft or money order payable to MW Bancorp, Inc. DO NOT MAIL CASH. Funds received during the offering will be held in a segregated account at Mt. Washington Savings Bank and will earn interest at a rate of 0.20% per annum until completion or termination of the offering.

Item 3b – To pay by withdrawal from a savings account or certificate of deposit at Mt. Washington Savings Bank, insert the account number(s) and the amounts(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order Form. To withdraw from an account with check writing privileges, please write a check. Mt. Washington Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 – Please check the appropriate box to tell us the earliest of the three dates that apply to you, or the local community or general public boxes if you were not a depositor of Mt. Washington Savings Bank on any of the key dates.

Item 5 – Please check one of the boxes if you are a director, officer, or employee of Mt. Washington Savings Bank or MW Bancorp, Inc., or a member of such person’s household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 – Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated [date], please see the section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 – The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of MW Bancorp, Inc. common stock. See the reverse side of this form for further details regarding common forms of stock registration. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of stock, please consult your legal advisor or contact the Stock Information Center at ____________________. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the deposit holder’s names.

Item 9 – List all qualifying accounts that you had with Mt. Washington Savings Bank as of the date corresponding to the box checked in Item 4. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number(s), as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights if the offering is oversubscribed.

Item 10 – Sign and date the form where indicated. Before you sign please carefully review the information which you have provided and read the acknowledgement and both sides of the Stock Order and Certification Form. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated [date], 2014 carefully before making an investment decision.

If you have any questions regarding the offering, please call our Stock Information Center at ______________ to speak to a representative of Sterne, Agee & Leach, Inc. Representatives are available by telephone Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Ownership Guide)

Stock Ownership Guide (Item 8)
Individual – The stock is to be registered in one individual’s name only. Provide only this individuals information.

Joint Tenants – Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common – Tenants in common may also identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Individual Retirement Accounts – Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Mt. Washington Savings Bank. The stock cannot be held in a Mt. Washington Savings Bank account. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:
On Name Line 1 – list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 – FBO (for benefit of) YOUR NAME [IRA a/c #________].
Address will be that of the broker/trust department to where the stock ownership statement will be sent.
The Social Security/Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers to Minors Act – For residents of Ohio and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:
On Name Line 1: print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2: FBO (for benefit of) followed by the name of the minor, followed by UTMA- OH (or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership – Corporations and Partnerships may purchase stock. Please provide the Corporation or Partnership’s legal name and Tax I.D. To have subscription rights within a depositor priority, the Corporation or Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust – Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.) In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

If you have any questions regarding the offering, please call our Stock Information Center at ____________ to speak to a representative of Sterne, Agee & Leach, Inc. Representatives are available by telephone Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Order Form Instructions)